                                                                   Exhibit 25.01


                                    FORM T-1
                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

                               ------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


              New York                           13-3818954
   (Jurisdiction of incorporation             (I.R.S. employer
    if not a U.S. national bank)             identification No.)

        114 West 47th Street                     10036-1532
            New York, NY                         (Zip Code)
        (Address of principal
         executive offices)

                               ------------------
                       FAIRCHILD SEMICONDUCTOR CORPORATION
               (Exact name of obligor as specified in its charter)

              Delaware                           77-0449095
  (State or other jurisdiction of             (I.R.S. employer
   incorporation or organization)            identification No.)

         82 Running Hill Road
         South Portland, Maine                      04106
 (Address of principal executive offices)         (Zip Code)

                                ------------------
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                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC
               (Exact name of obligor as specified in its charter)

              Delaware                              04-3363001
  (State or other jurisdiction of                (I.R.S. employer
   incorporation or organization)               identification No.)

           82 Running Hill Road
           South Portland, Maine                    04106
  (Address of principal executive offices)        (Zip Code)

                               ------------------


                FAIRCHILD SEMICONDUCTOR CORPORATION OF CALIFORNIA
               (Exact name of obligor as specified in its charter)

              Delaware                           04-3398512
  (State or other jurisdiction of             (I.R.S. employer
   incorporation or organization)            identification No.)

         82 Running Hill Road
         South Portland, Maine                      04106
 (Address of principal executive offices)         (Zip Code)


--------------------------------------------------------------------------------

                             QT OPTOELECTRONICS, INC
               (Exact name of obligor as specified in its charter)

              Delaware                           04-3398512
  (State or other jurisdiction of             (I.R.S. employer
   incorporation or organization)            identification No.)

            82 Running Hill Road
           South Portland, Maine                    04106
 (Address of principal executive offices)         (Zip Code)



                             QT OPTOELECTRONICS, INC
               (Exact name of obligor as specified in its charter)

             California                            04-3398512
  (State or other jurisdiction of               (I.R.S. employer
   incorporation or organization)               identification No.)

            82 Running Hill Road
            South Portland, Maine                      04106
  (Address of principal executive offices)          (Zip Code)


                             KOTA MICROCIRCUTS, INC
               (Exact name of obligor as specified in its charter)

              Colorado                               04-3398512
  (State or other jurisdiction of                 (I.R.S. employer
   incorporation or organization)                identification No.)


           82 Running Hill Road
           South Portland, Maine                       04106
  (Address of principal executive offices)           (Zip Code)




                                  ------------

                   10 1/2% Senior Subordinated Notes due 2009
                       (Title of the indenture securities)
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                                      - 3 -

                                     GENERAL

1.    GENERAL INFORMATION

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, DC
            New York State Banking Department, Albany, New York

      (b)   Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.    AFFILIATIONS WITH THE OBLIGOR

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

ITEMS 3., 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

      The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.   LIST OF EXHIBITS

    T-1.1   --    Organization Certificate, as amended, issued by the State
                  of New York Banking Department to transact business as a Trust
                  Company, is incorporated by reference to Exhibit T-1.1 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2   --    Included in Exhibit T-1.1 of this Statement of Eligibility.

    T-1.3   --    Included in Exhibit T-1.1 of this Statement of Eligibility.
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                                      - 4 -


16. LIST OF EXHIBITS
    (cont'd)

    T-1.4   --    The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6   --    The consent of the trustee required by Section 321(b) of
                  the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990.

    T-1.7   --    A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 12, 2001, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in ITEM 2 refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering ITEM 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of April, 2001.

UNITED STATES TRUST COMPANY
      OF NEW YORK, Trustee

By:   /s/ John Guiliano
      ------------------------------
      John Guiliano
      Vice President
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                                                                   EXHIBIT T-1.6


        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK


      /s/Gerard F. Ganey
      ------------------------------------------------
By:   Gerard F. Ganey
      Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 2000
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                     $     119,590
Short-Term Investments                                             65,126

Securities, Available for Sale                                    561,915

Loans                                                           2,780,062
Less:  Allowance for Credit Losses                                 17,793
                                                            -------------
     Net Loans                                                  2,762,269
Premises and Equipment                                             64,452
Other Assets                                                      262,004
                                                            -------------
     TOTAL ASSETS                                           $   3,835,356
                                                            =============
LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                   $     763,271
     Interest Bearing                                           2,060,401
                                                            -------------
        Total Deposits                                          2,823,672

Short-Term Credit Facilities                                      516,480
Accounts Payable and Accrued Liabilities                          192,956
                                                            -------------
     TOTAL LIABILITIES                                       $   3,533,108
                                                            =============
STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                       14,995
Capital Surplus                                                   126,551
Retained Earnings                                                 162,347
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                             (1,645)
                                                            -------------

TOTAL STOCKHOLDER'S EQUITY                                        302,248
  TOTAL LIABILITIES AND                                     -------------
  STOCKHOLDER'S EQUITY                                      $   3,835,356
                                                            =============

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

December 22, 2000